UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: March 7, 2007
POLYPORE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-119224	57-1006871

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11430 North Community House Road, Suite 350, Charlotte, NC	28277

(Address of Principal Executive Offices)	(Zip Code)
(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On March 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved payment of cash bonuses to certain of its executive officers and other key personnel under the Company’s executive bonus plan (the “Bonus Plan”). The Bonus Plan established a potential bonus pool for the payment of year-end cash bonuses based on 2006 performance and operating results. In evaluating Company and individual performance, the Committee considered many relevant factors, including revenue growth, EBITDA, its assessment of management’s performance given prevailing market conditions and individual evaluations by each executive officer’s superior. The Committee approved cash bonuses for 2006 to the following named executive officers in the amounts stated below:

Named Executive Officer:	Amount of Cash Bonus:
Robert B. Toth	$750,000
Lynn Amos	$294,000
Pierre Hauswald	$268,000
John O’Malley	$250,000
Josef Sauer	$230,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE, INC.

/s/ Lynn Amos

Date: March 13, 2007	Lynn Amos Chief Financial Officer